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Exhibit 23.2

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-76920, 333-76920-01, 333-39771, 333-39771-01) and on Form S-3 (File Nos. 333-91998, 333-91998-01) of La Quinta Corporation and/or La Quinta Properties, Inc. of our reports dated February 10, 2003 except for Note 3 and Schedule III, as to which the date is March 12, 2004 relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dallas, Texas
March 12, 2004

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  Exhibit 23.2
Consent of Independent Auditors